BY-LAWS OF THE

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

(“FARMER MAC”)

as amended by the Board of Directors
through August 3, 2012

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Table of Contents

I.	NAME AND LOCATION OF OFFICES 1
Section 1.Name    1
Section 2.Principal Office and Other Offices    1
Section 3.Seal    1
Section 4.Service of Process    1
Section 5.Fiscal Year    1

II.	1
Section 1.Statutory Purposes    1
Section 2.Ancillary Purposes    2

III.	2
Section 1.Number and Type    2
Section 2.Appointment and Confirmation    2
Section 3.Removal    2
Section 4.Vacancies    2
Section 6.The Secretary    3
Section 7.The Treasurer    3
Section 8.The Controller    4

IV.	4
Section 1.Powers    4
Section 2.Number and Type of Directors    4
Section 3.Meetings and Waiver of Notice    4
Section 4.Meetings by Telephone    5
Section 5.Quorum    5
Section 6.Action Without a Meeting    5
Section 7.Compensation    5
Section 8.Chairman and Vice Chairman    6
Section 9.Standing Committees    6

V.	9
Section 1.Special Meeting    9
Section 2.Annual Meeting    9
Section 3.Notice    9
Section 4.Waiver of Notice    9

Section 5.Record Date    10
Section 6.Voting Lists    10
Section 7.Quorum    10
Section 8.Proxies    11
Section 9.Organization    11
Section 10.Voting of Shares    11
Section 11.Inspectors of Votes    12
Section 12.Business of the Meeting    12

VI.	15
Section 1.Issuance and Conditions    15
Section 2.Common Stock    15
Section 3.Redemption    16
Section 4.Dividends on Voting Common Stock and Non-Voting Common Stock    16
Section 5.Preferred Stock    16
Section 6.Dividends, Redemption, Conversion of Preferred Shares    16
Section 7.Preference on Liquidation    17
Section 8.Purchase of Own Shares    17
Section 9.Consideration for Shares    17
Section 10.Stated Capital    17
Section 11.No Preemptive Rights    18
Section 12.Liability of Shareholders    18
Section 13.Reclassifications, Etc.    18

VII.	18
Section 1.Certificates    18
Section 2.Contents    19
Section 3.Transfer    19
Section 4.Records    20

VIII.	20
Section 1.Authorization    20
Section 2.Procedure    21
Section 3.Advance Payments    21
Section 4.Other Rights to Indemnification    21
Section 5.Indemnification Insurance    22

IX.	22
Section 1.Contracts    22
Section 2.Loans    22
Section 3.Checks, Drafts, etc.    22
Section 4.Deposits    22
Section 5.Investments    23

X.	23

XI.	23

ARTICLE I

NAME AND LOCATION OF OFFICES

Section 1.    Name

The Corporation shall do business as the Federal Agricultural Mortgage Corporation.

Section 2.    Principal Office and Other Offices

The principal office of the Corporation shall be located in Washington, D.C. The Corporation may establish other offices in such other places, within or without the District of Columbia, as the Board of Directors shall, from time to time, deem useful for the conduct of the Corporation’s business.

Section 3.    Seal

The seal of the Corporation shall be of such design as shall be approved and adopted from time to time by the Board of Directors, and may be affixed to any document by impression, by printing, by rubber stamp, or otherwise.

Section 4.    Service of Process

The Corporate Secretary or any Assistant Secretary of the Corporation shall be agents of the Corporation upon whom any process, notice or demand required or permitted by law to be served upon the Corporation may be served.

Section 5.    Fiscal Year

The fiscal year of the Corporation shall end on the thirty-first day of December of each year.

ARTICLE II

PURPOSES

Section 1.    Statutory Purposes

The Corporation is organized pursuant to its governing statute, Title VIII of the Farm Credit Act of 1971, as amended, to provide a secondary market for agricultural real estate and rural housing mortgage loans, rural utility loans and the USDA-guaranteed portions of certain loans made for agricultural, rural development, business and industry, and community facilities purposes and to undertake such other activities authorized by such Act as may be necessary and appropriate to carry out the Corporation’s powers, duties and functions in accordance with the Act.
Section 2.    Ancillary Purposes

The Corporation is further organized to engage in such other related activities that are not prohibited and as the Board of Directors shall from time to time determine to be in the furtherance of its statutory purposes.

ARTICLE III

OFFICERS AND EMPLOYEES

Section 1.    Number and Type

The executive officers of the Corporation shall be a President, one or more Executive and/or Senior Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, a Treasurer, and a Controller, each of whom shall be appointed by resolution of the Board of Directors. Such other executive officers as may be deemed necessary also may be appointed by resolution of the Board of Directors. Any other officers, including, if appropriate, one or more Vice Presidents of the Corporation, shall be appointed by the President. Any of the above offices may be held by the same person, except the offices of President and Secretary.

Section 2.    Appointment and Confirmation

The initial officers of the Corporation shall be appointed and confirmed at such time as may be appropriate. Thereafter, the executive officers shall be appointed and confirmed annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the selection of executive officers is not held at such meeting, such selection shall be held as soon thereafter as practicable. Each executive officer shall hold office until his successor shall have been duly appointed and confirmed or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3.    Removal

Any officer may be removed by a majority of the Board of Directors, whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the persons so removed. Appointment or confirmation of an officer shall not of itself create contract rights.

Section 4.    Vacancies

If an office appointed by the Board of Directors becomes vacant because of death, resignation, removal, disqualification or otherwise, the office may be filled by the Chairman of the Board of Directors for the unexpired portion of the term, subject to confirmation by the Board of Directors at the meeting next following the appointment.

Section 5.    The President

    The President shall be the principal executive officer of the Corporation and, subject to the oversight of the Board of Directors, shall in general supervise and manage all of the business and affairs of the Corporation. The President may sign, singly or with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required to be otherwise signed or executed. The President shall have all powers and duties commonly incident to the office of President of a corporation and shall also perform such other duties as the Board of Directors may designate from time to time.

Section 6.    The Secretary

    The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws; (c) be the custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general control of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors. An Assistant Secretary shall perform the duties and have the powers of the Secretary during the absence or disability of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors or Secretary shall designate from time to time.

Section 7.    The Treasurer

The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the authorization of the Board of Directors; and (b) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors. An Assistant Treasurer shall perform the duties and have the powers of the Treasurer during the absence or disability of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors or Treasurer shall designate from time to time.

Section 8.    The Controller

The Controller shall: (a) keep full and accurate accounts of all assets, liabilities, commitments, receipts, disbursements, and other financial transactions of the Corporation; (b) certify invoices and vouchers for payment by the Treasurer or his designee, and designate such other officers, agents, and employees, severally, who may so certify; and (c) in general, perform all the duties ordinarily incident to the office of Controller and such other duties as may be assigned by the Board of Directors or by the Chairman of the Board.

ARTICLE IV

BOARD OF DIRECTORS

Section 1.    Powers

The business, affairs and operations of the Corporation shall be managed by or under the direction of the Board of Directors, which shall have all powers granted to it by the Corporation’s governing statute, as may be amended from time to time, including those specified in Section 8.3 of Title VIII of the Farm Credit Act of 1971, as amended. The Board of Directors has the responsibility and authority to manage the internal affairs of the Board of Directors, including but not limited to the establishment of its rules of procedure.

Section 2.    Number and Type of Directors

The Board of Directors shall consist of those directors appointed or elected as provided in Section 8.2 of Title VIII of the Farm Credit Act of 1971, as amended.

Section 3.    Meetings and Waiver of Notice

The Board of Directors shall meet at the call of the Chairman or a majority of its members. Notice of the date, time and place of all meetings of the Board of Directors shall be given to each member by the Secretary at the direction of the calling authority. Such notice shall be delivered personally or by telephone, electronic transmission, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice of any meeting by personal delivery, telephone, electronic transmission, courier, or facsimile transmission shall be given at least forty-eight (48) hours before the starting time of the meeting. Notice of any meeting by mail shall be given at least four days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed and sent via first class mail with postage prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party. Electronic transmission notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director. Notice of any such meeting may be waived in writing signed by the person or persons entitled thereto either before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 4.    Meetings by Telephone

Any meeting of the Board of Directors or any meeting of a Board committee may be held with the members of the Board or such committee participating in such meeting by telephone or by any other means of communication by which all such members participating in the meeting are able to speak to and hear one another.

Section 5.    Quorum

The presence, in person or otherwise, in accordance with Section 6 of this Article, of eight of the then incumbent members of the Board of Directors or of a majority of the then incumbent members of a Board committee, as applicable, at the time of any meeting of the Board or such committee, shall constitute a quorum for the transaction of business. The act of the majority of such members present at a meeting at which a quorum is present shall be the act of the Board of Directors or committee, as applicable, unless the act of a greater number is required by these By-Laws. Members may not be represented by proxy at any meeting of the Board of Directors or committee thereof. In the event that one or more members of the Board of Directors are disqualified from voting on a question, issue, decision or transaction before the Board of Directors due to a conflict of interest, and the remaining number of directors is insufficient to form the quorum necessary to enable the Board of Directors to validly act, the directors who are not so disqualified shall automatically be constituted into an ad hoc committee of the Board of Directors with the power to act for the Corporation in the matter under consideration.

Section 6.    Action Without a Meeting

Any action required to be taken by the Board of Directors at a meeting, or by a committee of the Board at a meeting can be taken without a meeting, if a consent in writing, setting forth the actions so taken, is later signed by a majority of the directors, or a majority of the members of the committee, as the case may be. Such consent shall have the same effect as a majority vote of the Board of Directors or committee, as the case may be. Written notice of any action taken pursuant to this section by a majority of the directors, or members of a committee, as the case may be, shall, within 10 days of such action, be given to all directors or members of a committee not consenting to the action.

Section 7.    Compensation

Each director shall be paid such compensation as may be established from time to time by the Board of Directors, and each director shall also be reimbursed for his or her travel and subsistence expenses incurred while attending meetings of the Board of Directors or committees thereof.

Section 8.    Chairman and Vice Chairman

Under the authority of the Corporation’s governing statute, the President of the United

States shall designate one director from among those directors appointed by the President as provided in Section 8.2 of the Farm Credit Act of 1971, as amended, to be Chairman of the Board of Directors. The Chairman shall preside over meetings of the Board of Directors.

The Board of Directors shall select a Vice Chairman from among the directors appointed by the President of the United States who shall have all the rights, duties and obligations of the Chairman at any time when the incumbent Chairman is absent, unable or unwilling so to act, and at any time when there is a vacancy in the office of Chairman. The Vice Chairman shall serve at the pleasure of the Board and shall be selected no less frequently than annually for a term expiring on December 31 of each year. In the event the Vice Chairman is acting as Chairman due to a vacancy in the office of Chairman, the Board may elect an Acting Vice Chairman to perform the duties of the Vice Chairman until such time as the Vice Chairman is no longer acting as Chairman.

Section 9.    Standing Committees

The standing committees of the Board of Directors described in this Section shall have such responsibilities and authority as are set forth herein, together with such other responsibilities and authority as may from time to time be provided in resolutions adopted by the Board of Directors or in any charter for such Committee approved by the Board of Directors. Each committee shall meet at the call of its chairman or a majority of its members. Notice of the date, time and place of all committee meetings shall be given to each member at the direction of the calling authority. A majority of the members of any such committee may establish its rules of procedure. Each committee of the Board of Directors shall keep minutes of its proceedings and shall report its actions to the Board of Directors. The Board of Directors shall designate members of the standing committees from among its members.

(a)    Audit Committee

The Audit Committee shall select and engage independent accountants to audit the books, records and accounts of the Corporation and its subsidiaries, if any, and to perform such other duties as the Board of Directors may from time to time prescribe. The Committee shall review the scope of audits as recommended by the public accountants to ensure that the recommended scope is sufficiently comprehensive. The Audit Committee’s selection of accountants shall be made annually in advance of the Annual Meeting of Stockholders and shall be submitted for ratification or rejection at such meeting.

(b)    Compensation Committee

The Compensation Committee shall, consistent with its charter approved by the Board of Directors, approve and make recommendations to the Board on the salaries and benefit plans of all corporate directors and designated executive officers and shall perform such other duties as the Board of Directors may from time to time prescribe.

(c)    Corporate Governance Committee

The Corporate Governance Committee shall assist the Board in: (i) developing and recommending to the Board a set of effective corporate governance guidelines and principles applicable to the Corporation; (ii) reviewing, on a regular basis, the overall corporate governance of the Corporation and recommending improvements when necessary; (iii) identifying individuals qualified to serve as directors and recommending to the Board nominees for the directors to be elected by the holders of voting common stock at each Annual Meeting of Stockholders; and (iv) resolving conflicts of interest. In addition, the Corporate Governance Committee shall, during the intervals between meetings of the Board, have and may exercise the powers of the Board, other than those assigned to the Audit and Compensation Committees, except that the Corporate Governance Committee shall not have the authority to take any of the following actions:

•	the submission to stockholders of any action requiring stockholders’ authorization;

•	the filling of vacancies on the Board of Directors or on the Corporate Governance Committee;

•	the final determination of compensation of directors for serving on the Board or on the Corporate Governance Committee;

•	the removal of any director or executive officer, except that vacancies in established management positions may be filled subject to ratification by the Board of Directors;

•	the amendment or repeal of the By-Laws or the adoption of new by-laws;

•	the amendment or repeal of any resolution of the Board which, by its terms, is not so amendable or repealable;

•	the declaration of dividends; and

•
any action which the Chairman or Vice Chairman of the Board of Directors (in the event that the Vice Chairman is the Chairman of the Board due to the absence, inability or unwillingness of the Chairman so to act) or the President shall, by written instrument filed with the Secretary, designate as a matter which should be considered by the Board of Directors.

The Corporate Governance Committee shall include two members of the Board who were appointed by the President of the United States, one of whom shall be the chairman of the Committee, and two representatives from each of the Corporation’s two elected classes of directors. The designation of such Committee and the delegation thereto of authority shall not relieve any director of any duty he or she owes to the Corporation. The Corporate Governance Committee shall meet at the call of its chairman or a majority of its members. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee, except that at least one member appointed by the President of the United States, one member who has been elected to the Board by the holders of Class A voting common stock and one member who has been elected to the Board by the holders of Class B voting common stock must be present to constitute a quorum. The action of the majority of the members of the Committee present at a duly convened meeting shall be the action of the Committee. Members of the Committee may not be represented by proxy at any meeting of the Committee. In connection with each regular meeting of the Board of Directors, the minutes of all meetings of the Corporate Governance Committee since the last meeting of the Board shall be distributed to the Board, and the Board shall take such action, if any, as the Board may deem appropriate, to approve, alter or rescind actions, if any, previously taken by the Committee under these By-Laws, provided that rights or acts of third parties vested or taken in reliance on such action prior to any such alteration or rescission shall not be adversely affected thereby.

(d)    Credit Committee

The Credit Committee shall have primary responsibility for making recommendations to the Board of Directors on credit matters and for reviewing and approving all policy matters relating to changes, additions or deletions to the credit, collateral valuation, underwriting and loan diversification standards and any forms or documents used in the Corporation’s programs.

(e)    Finance Committee

The Finance Committee shall be responsible for determining the financial policies of the Corporation and overseeing the Corporation’s financial affairs, except those financial policies and affairs that are assigned to the Audit and Compensation Committees.

(f)     Marketing Committee

The Marketing Committee shall have primary responsibility for the development and monitoring of the Corporation’s programs and shall make recommendations to the Board with respect to commencement of new programs and modification or discontinuance of existing programs. The Committee shall routinely monitor the Corporation’s success in accomplishing its Marketing Plan as contained in the Corporation’s Business Plan.

(g)    Public Policy Committee

The Public Policy Committee shall consider matters of public policy referred to it by the Board or the Chairman including the Corporation’s relationship with and policies regarding borrowers, Congress and governmental agencies.

Section 10.    Ad Hoc Committees

The Board of Directors may, by resolution adopted by a majority of its members, designate from among its members one or more ad hoc committees, each of which to the extent provided in the resolution and in these By-Laws shall have and may exercise all the authority of the Board of Directors. No such ad hoc committee shall have the authority of the Board of Directors in reference to any powers reserved to the full Board of Directors by the resolution or these By-Laws.

ARTICLE V

SHAREHOLDERS

Section 1.    Special Meeting

Special meetings of the shareholders shall be held upon the call of either the Chairman or a majority of the directors of the Corporation, and shall be called by the Chairman upon the written request of holders of at least one-third of the shares of the Corporation having voting power. A special meeting may be called for any purpose or purposes for which shareholders may legally meet, and shall be held, within or without the District of Columbia, at such place as may be determined by the Chairman or a majority of the directors of the Corporation, whichever shall call the meeting.

Section 2.    Annual Meeting

An annual meeting of the shareholders shall be held each year at such date and at such time as designated by the Board of Directors. At the meeting, the shareholders entitled to vote shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3.    Notice

Written or printed notice stating the place, day and hour of any meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation or such other address as the shareholder has in writing instructed the Secretary.

Section 4.    Waiver of Notice

Attendance by a shareholder at a shareholders’ meeting, whether in person or by proxy, without objection to the notice or lack thereof, shall constitute a waiver of notice of the meeting. Any shareholder may, either before or after the time of the meeting, execute a waiver of notice of such meeting.

Section 5.    Record Date

For the purpose of determining shareholders entitled to notice or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall select in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days, in the case of a meeting of shareholders, nor less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the Board of Directors fails to designate such a date, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividends is adopted, as the case may be, shall be the record date for such determination of shareholders. When a date is set for the determination of shareholders entitled to vote at any meeting of shareholders, such determination shall apply to any adjournment thereof.

Section 6.    Voting Lists

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of the shareholders or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. Such officer or agent shall also prepare two separate lists of such shareholders, one indicating in alphabetical order which shareholders are financial institutions not members of the Farm Credit System and another indicating in alphabetical order which shareholders are member institutions of the Farm Credit System. Such records shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting for the purposes thereof.

Section 7.    Quorum

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn a meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Shares of its own stock belonging to the Corporation shall not be counted in determining the total number of outstanding shares at any given time.

Section 8.    Proxies

At all meetings of shareholders, a shareholder entitled to vote may vote by proxy executed in writing by the shareholder or by its duly authorized attorney in fact. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provisions, as the board of directors of such corporation may determine. All proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting, and shall be revocable, if such revocation be in writing, until exercised. No proxy shall be valid after eleven months from the date of its executions unless otherwise provided in the proxy.

The Board of Directors may solicit proxies from shareholders to be voted by such person or persons as shall be designated by resolution of the Board of Directors. The Corporation shall assume the expense of solicitations undertaken by the Board.

Any solicitation of proxies by the Corporation shall contain the names of all persons the Corporation proposes to nominate for directorships to be filled at the next meeting and a brief summary of their business experience during the last five years. Each proxy solicitation shall be accompanied by a copy of the most recent annual report of the Corporation which report, to the satisfaction of the Board of Directors, shall reasonably represent the financial condition of the Corporation as of the time of its preparation.

If any shareholder entitled to vote at a meeting of shareholders shall seek a list of shareholders for the purpose of soliciting proxies from any other shareholders, the Corporation may, at its option, either (a) provide the soliciting shareholder with a complete and current list containing the names of all shareholders of the Corporation entitled to vote at such meeting; and their addresses as they appear on the transfer books of the Corporation; or (b) mail such proxy solicitations on behalf of the soliciting shareholders, upon being furnished the material to be mailed and the reasonable cost of the mailing.

Section 9.    Organization

Meetings of the shareholders shall be presided over by the Chairman of the Board of Directors. The Secretary of the Corporation shall act as secretary of every meeting and, if the Secretary is not present, the meeting shall choose any person present to act as secretary of the meeting.

Section 10.    Voting of Shares

Except as provided in this Section, at every meeting of the shareholders, every holder of common stock entitled to vote on a matter coming before such meeting shall be entitled to one vote for each share of common stock registered in its name on the stock transfer books of the Corporation at the close of the record date.

At each election of directors, the Chairman of the meeting shall inform the shareholders present of the persons appointed by the President of the United States to be the appointed directors of the Corporation. The shareholders entitled to vote for the election of directors which are institutions of the Farm Credit System shall constitute a single class and shall then proceed to elect five directors. Following the election of directors by shareholders which are institutions of the Farm Credit System, the shareholders entitled to vote for the election of directors which are financial institutions and are not institutions of the Farm Credit System shall constitute a single class and shall proceed to elect five directors.

Every holder of common stock entitled to vote for the election of directors shall have the right to cast the number of votes that is equal to the product of the number of shares owned by it multiplied by the number of directors to be elected of the class for which it may vote, and it may cast all such votes for one person or may distribute them evenly or unevenly among any number of persons not greater than the number of such directors of such class to be elected, at its option. Shares of its own stock belonging to the Corporation shall not be eligible to vote on any matter.

Section 11.    Inspectors of Votes

The Board of Directors, in advance of any meeting of shareholders, may appoint one or more Inspectors of Votes to act at the meeting or any adjournment thereof. In case any person so appointed resigns or fails to act, the vacancy may be filled by appointment by the Chairman of the meeting. The Inspectors of Votes shall determine all questions concerning the qualification of voters, the validity of proxies, the acceptance or rejection of votes and, with respect to each vote by ballot, shall collect and count the ballots and report in writing to the secretary of the meeting the result of the vote. The Inspectors of Votes need not be shareholders of the Corporation. No person who is an officer or director of the Corporation, or who is a candidate for election as a director, shall be eligible to be an Inspector of Votes.

Section 12.    Business of the Meeting

(a) At any meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be brought by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a shareholder. For business (including, but not limited to, any nominations for director) to be properly brought before a meeting by a shareholder, the shrareholder must (i) be a shareholder of record of the Corporation’s voting common stock at the time such shareholder gives notice of such proposal, (ii) at the time of the meeting is entitled to vote on the proposal, and (iii) comply with the notice and other procedures set forth in this Section 12.

(b) For business to be properly brought before an annual meeting of shareholders, the shareholder must give timely notice thereof in writing to the Secretary and such business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice of intent to make a nomination or to propose other business at the annual meeting must either (i) be sent to the Corporation in compliance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, (“Exchange Act”) if the proposal is submitted under such Rule or (ii) if not, be received by the Secretary at the principal office of the Corporation not earlier than the close of business 120 calendar days prior to, and not later than the close of business 20 calendar days prior to, the anniversary date of the most recent annual meeting of shareholders. If the date of the annual meeting of shareholders is more than 10 calendar days earlier or later than such anniversary date, the shareholder’s notice must be received not later than the close of business 20 days after the Corporation’s public disclosure of the date of the annual meeting of shareholders.

(c) A shareholder’s notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting:

(i) if the proposal is submitted in accordance with and permitted by Rule 14a-8, the information required by that Rule; or

(ii) for any other matter, including a proposal for the nomination for the election of director at the annual meeting or a special meeting of shareholders, the information set forth below as to the shareholder giving the notice and the beneficial owner(s), if any, on whose behalf the proposal or matter is being submitted:

(A) the name and address of the shareholder and such beneficial owner(s);

(B) the class and number of shares of voting common stock of the Corporation that are, directly or indirectly, beneficially owned by such shareholder and a representation that such shareholder will notify the Corporation in writing of the class and number of such shares that are directly or indirectly beneficially owned by such shareholder as of the record date for the meeting, promptly following the later of the record date or the date of notice of the record date is first publicly disclosed;

(C) a representation that the shareholder is entitled to vote at the meeting and intends to appear at the meeting in person or by proxy to propose such business or nomination specified in such notice;

(D) a representation as to whether the shareholder intends or is part of a group that intends (1) to deliver a proxy statement and/or forms of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from shareholders in support of such proposal or nominee;

(E) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions and amendment to any document of the Corporation, and the reasons for conducting such business at the meeting;

(F) any personal or other direct or indirect material interest of the shareholder and such beneficial owner(s) in the business submitted;

(G) a description of any agreement, arrangement or understanding that has been entered into as of the date of the shareholder’s notice by, or on behalf of the shareholder and such beneficial owner(s), the effect or intent of which is to maintain, increase or decrease the voting power of such shareholder or such beneficial owner(s) with respect to shares of stock of the Corporation and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(H) all other information relating to the proposed business which may be required to be included in a proxy statement required to be filed pursuant to the proxy requirements of the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”);

(I) if the shareholder intends to make a nomination to the Board of Directors: (1) information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules and regulations of the SEC; and (2) a description of all arrangements and understandings between the shareholder and/or beneficial owner(s) and any other person (naming such person) pursuant to which a nomination is to be made by the shareholder. Notice of intention to make a nomination shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if elected; and

In addition, a shareholder seeking to submit such business at an annual meeting shall promptly provide any other information reasonably requested by the Corporation.

(d) At any special meeting of shareholders, the business transacted shall be limited to the purposes stated in the notice of the meeting. With respect to a special meeting held pursuant to the demand of shareholders, (i) the purposes shall be limited to those specified in the demand in the event that the shareholders are entitled to call the meeting because the Board of Directors does not do so, and (ii) no later than 10 days after the shareholders demanding such special meeting have delivered their written notice of demand required by law with respect to such special meeting, such shareholders shall deliver in writing to the Secretary the information required by subparagraphs (A) through (I) of paragraph (c) of this Section 12.

(e) The officer presiding at the meeting of shareholders shall determine all matters relating to the conduct of the meeting, including but not limited to the items of business. The presiding officer shall, if the facts warrant, determine and declare that any putative business (including but not limited to a nomination for election to the Board of Directors) was not properly brought before the meeting in accordance with the procedures prescribed by this Section 12, in which case the matter shall not be transacted.

(f) Any reference in these By-Laws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to the nominations or proposals as to any other business to be considered pursuant to these By-Laws and compliance with this Section 12 shall be the exclusive means for a shareholder to make nominations or submit proposals or other business.

ARTICLE VI

SHARES OF STOCK

Section 1.    Issuance and Conditions

The Board of Directors shall have the power in accordance with the provisions of the governing statute to authorize the issuance of voting common, non-voting common and preferred shares of stock. The Board of Directors may by resolution impose a stock purchase requirement as a prerequisite to participation in any program of the Corporation. Any stock purchase requirement shall not apply to any participant who is prohibited by law from acquiring stock of the Corporation, provided such participant undertakes to make such purchase when such legal restrictions are alleviated, or to such otherwise eligible participants as the Board may by resolution provide.

Section 2.    Common Stock

The Corporation shall have voting common stock having such par value as may be designated by the Board of Directors, which may only be issued to institutions which are authorized to be issued such shares pursuant to Title VIII of the Farm Credit Act of 1971, as amended.

The Corporation may issue non-voting common stock having such par value as may be designated by the Board of Directors, which may be issued without limitations as to the status of the holders thereof.

Except as otherwise provided in these By-Laws, the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions applicable to all shares of common stock, whether voting common stock or non-voting common stock, shall be identical in every respect.

Except as provided in this Section, the voting common stock and the non-voting common stock of the Corporation shall be fully transferable, except that, as to the Corporation, they shall be transferred only on the books of the Corporation.

Section 3.    Redemption

Whenever the Corporation shall determine that any shares of the voting common stock of the Corporation are held by a person, including a partnership, joint venture, trust, corporation or any other association, not eligible to acquire such shares under the provisions of Title VIII of the Farm Credit Act of 1971, as amended, the Corporation shall notify such person in writing that such shares are to be disposed of to a person eligible to acquire such shares within a period of not more than 30 days. If the Corporation determines that the shares have not been transferred within 30 days of such notice, the Corporation may redeem such shares at the lesser of the fair market value thereof or the book value thereof at the date established for such redemption.

The power to redeem voting common stock found to be held by ineligible persons granted by this Section shall not be deemed to limit the right of the Corporation, at its discretion, to pursue any other lawful remedy against such ineligible person.

Section 4.    Dividends on Voting Common Stock and Non-Voting Common Stock

To the extent that income is earned and realized, the Board of Directors may from time to time declare and the Corporation shall pay, dividends on the voting common stock and the non-voting common stock, except that no such dividends shall be payable with respect to any share that has been called for redemption after the date established for such redemption. No dividend shall be declared or paid on any share of voting common stock or non-voting common stock at any time when any dividend is due on the shares of preferred stock and has not been paid.

Section 5.    Preferred Stock

The Corporation may issue shares of preferred stock having such par value, and such other powers, preferences and relative and other special rights, and qualifications, limitations and restrictions applicable thereto, as may be designated by the Board of Directors. Such shares shall be freely transferable, except that, as to the Corporation, such shares shall be transferred only on the books of the Corporation.

Section 6.    Dividends, Redemption, Conversion of Preferred Shares

The holders of the preferred shares shall be entitled to such rate of cumulative dividends, and such shares shall be subject to such redemption or conversion provisions, as may be provided for at the time of issuance. Such dividends shall be paid out of the net income of the Corporation, to the extent earned and realized.

Section 7.    Preference on Liquidation

In the event of any liquidation, dissolution, or winding up of the Corporation’s business, the holders of shares of preferred stock shall be paid in full at par value thereof, plus all accrued dividends, before the holders of the voting common stock and non-voting common stock receive any payment.

Section 8.    Purchase of Own Shares

The Corporation shall have the right, pursuant to resolution by the Board of Directors, to purchase, take, receive or otherwise acquire its own shares, but purchases, whether direct or indirect, shall be made only to the extent of unreserved and unrestricted earned or capital surplus available therefor.

Section 9.    Consideration for Shares

The Corporation shall issue shares of stock for such consideration, expressed in dollars, but not less than the par value thereof, as shall be designated from time to time by the Board of Directors. That part of the surplus of the Corporation which is transferred to stated capital upon issuance of shares as a share dividend shall be deemed to be the consideration for the shares so issued.

The consideration for the issuance of shares may be paid, in whole or in part, in cash or other property acceptable to the Board of Directors, except that a promissory note shall not constitute payment or partial payment for the issuance of shares of the Corporation.

Section 10.    Stated Capital

The consideration received upon the issuance of any share of stock shall constitute stated capital to the extent of the par value of such shares and the excess, if any, of such consideration shall constitute capital surplus. The stated capital of the Corporation may be increased from time to time by resolution of the Board of Directors directing that all or a part of the surplus of the Corporation be transferred to stated capital. The Board of Directors may direct that the amount of the surplus so transferred shall be deemed to be stated capital in respect of any designated class of shares.

The Board of Directors may, by resolution from time to time, reduce the stated capital of the Corporation but only in the amount of the aggregate par value of any shares of the Corporation which shall have been reacquired and canceled. Any surplus created by virtue of a reduction of stated capital shall be deemed to be capital surplus.

Section 11.    No Preemptive Rights

No holder of the shares of the Corporation of any class, now or hereafter authorized, shall as such holder have any preemptive or preferential rights to subscribe to, purchase, or receive any shares of the Corporation of any class, now or hereafter authorized, or any rights or options for any such shares or any rights or options to subscribe to or purchase any such shares or other securities convertible into or exchangeable for or carrying rights or options to purchase shares of any class or other securities, which may at any time be issued, sold or offered for sale by the Corporation or subjected to the rights or options to purchase granted by the Corporation.

Section 12.    Liability of Shareholders

A holder of shares of the Corporation shall be under no obligation to the Corporation with respect to such shares other than the obligation to pay to the Corporation the full consideration for which such shares were or are to be issued.

Any person becoming a transferee of shares in good faith and without notice or knowledge that the full consideration thereof had not been paid shall not be personally liable to the Corporation for any unpaid portion of such consideration.

Section 13.    Reclassifications, Etc.

No class of outstanding voting or non-voting common stock may be subdivided, combined, reclassified or otherwise changed unless contemporaneously therewith all other classes of outstanding common stock are subdivided, combined, reclassified or otherwise changed in the same proportion and in the same manner.

ARTICLE VII

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 1.    Certificates

The interest of each shareholder of the Corporation shall be evidenced by (i) certificates representing shares of stock of the Corporation, certifying the number of shares represented thereby, (ii) uncertificated shares that may be evidenced by a book-entry maintained by a transfer agent or registrar of such stock, or (iii) a combination of both (i) and (ii). Any such shares shall be in such form not inconsistent with the governing statute of the Corporation as the Board of Directors may from time to time prescribe.

To the extent that shares are represented by certificates of stock, such certificates shall be signed by the Chairman of the Board of Directors or the President and by the Secretary or Assistant Secretary and sealed with the corporate seal or an engraved or printed facsimile thereof. The signatures of such officers upon a certificate may be facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar other than the Corporation itself or one of its employees. In the event that any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of the issue.

Each certificate or share shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed or mutilated certificate, a new certificate may be issued upon such terms and with indemnity to the Corporation as the Board of Directors may prescribe.

Section 2.    Contents

Each certificate representing shares shall state:

a.    That the Corporation is organized pursuant to an Act of Congress;

b.    The name of the person to whom issued;

c.    The number and class of shares, and the designation of the series, if     any, which such certificate represents;

d.    The par value of each share represented by such certificate;

e.    The provisions by which such shares may be redeemed; and

f.    That the shares represented shall not have any preemptive rights to     purchase unissued or treasury shares of the Corporation.

Each certificate representing shares of preferred stock shall state upon the face thereof the annual dividend rate for such shares, and shall state upon the reverse side thereof the powers, preferences and relative and other special rights and the qualifications, limitations and restrictions applicable to such shares of preferred stock.

No certificate shall be issued for any share until such share is fully paid.

Section 3.    Transfer

Transfer of certificated shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of the authority to transfer, or by his attorney thereto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

Transfer of uncertificated shares of the Corporation shall be made only on the stock transfer books of the Corporation upon receipt of proper transfer instructions from the holder of record thereof or by his legal representative, who shall furnish proper evidence of the authority to transfer, or by his attorney thereto authorized by power of attorney duly executed and filed with the Secretary of the Corporation.

The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 4.    Records

The Corporation shall keep at its principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each. Any person who shall be the holder of at least five percent of the aggregate number of shares of any class of common stock of the Corporation shall upon written demand stating the purpose therefor, have the right to examine, in person, or by agent or attorney, duly authorized in writing, at any reasonable time or times, for any proper purpose, the Corporation’s record of shareholders and minutes of meetings of the shareholders and the Board of Directors, and to make extracts therefrom.

ARTICLE VIII

INDEMNIFICATION

Section 1.    Authorization

The Corporation shall, to the extent permitted by law as the same exists or may hereafter be in effect, indemnify any person who was or is a party, whether as a plaintiff acting with the approval of the Board of Directors or as a defendant, or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding (including any appeal thereof), whether civil, criminal, administrative, investigative, legislative or otherwise and whether formal or informal, by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. No indemnification shall be provided hereunder with respect to any settlement or other nonadjudicated disposition of any threatened or pending action, suit or proceeding unless the Corporation has approved such settlement or disposition, which approval shall not be unreasonably withheld. In addition, no indemnification shall be provided hereunder to any such person if a judgment or final adjudication adverse to the director or officer of the Corporation, and from which there is no further right to appeal, establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and in either case were material to the cause of action so adjudicated, (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or (iii) with respect to any criminal action or proceeding, he or she had reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person acted in bad faith, that the person’s acts were the result of active and deliberate dishonesty, or that, with respect to any criminal proceeding, the person had reasonable cause to believe that his or her conduct was unlawful.

Notwithstanding any other provision of this Article VIII, to the fullest extent permitted by applicable law as the same exists or hereafter may be in effect, if any person incurs expenses as a witness or otherwise incurs legal expenses in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding as a result of or related to such person’s service as (i) a director, officer, employee or agent of the Corporation, or (ii) while a director, officer, employee or agent of any other entity that such person has served, is serving or has agreed to serve in any capacity at the request of the Corporation, that person shall be entitled to indemnification against all expenses incurred by such person or on such person’s behalf if such person neither is, nor is threatened to be made, a party to the action, suit or proceeding.

Section 2.    Procedure

Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the officer, director, employee or agent has met the applicable standard of conduct set forth in this Article. Such determination shall be made by a majority vote of the members of the Board of Directors who were not parties to such action, suit or proceeding. If all members of the Board of Directors were parties to such action, suit or proceeding, such determination shall be made either (a) by legal counsel or (b) by the shareholders at the next meeting of shareholders. In any case under this Article, the Board or shareholders are authorized to obtain the opinion of independent legal counsel and to obtain any and all documentation or information that a majority of the Board of Directors believes is necessary to determine the entitlement of such person to indemnification and that is reasonably available to such person.

Section 3.    Advance Payments

Expenses, including attorneys’ fees, incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding, whether formal or informal, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section 2 of this Article upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount only if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

Section 4.    Other Rights to Indemnification

The indemnification provided in this Article shall not be deemed exclusive of any other rights to which the director, officer, employee or agent may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise. The indemnification provided by this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 5.    Indemnification Insurance

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity against any liability asserted against him or her in any such capacity or arising out of his or her status as such whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

ARTICLE IX

CONTRACTS, LOANS, CHECKS, DEPOSITS AND STATEMENTS

Section 1.    Contracts

The Board of Directors may authorize the Chairman or officers of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.    Loans

No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

Section 3.    Checks, Drafts, etc.

All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by the Chairman or officers of the Corporation and in such manner as shall from time to time be determined by the Board of Directors.

Section 4.    Deposits

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation at such banks, trust companies or other depositories as the Board of Directors may select or, if so delegated by the Board of Directors, as selected by the Treasurer or such other officer as the Board of Directors deems advisable.

Section 5.    Investments

The Board of Directors may authorize the Chairman or officers of the Corporation to invest the funds of the Corporation in such securities and in such manner as shall from time to time be determined by the Board of Directors.

ARTICLE X

FACSIMILE SIGNATURES

The Board of Directors may by resolution authorize the use of facsimile signatures in lieu of manual signatures.

ARTICLE XI

AMENDMENTS

These By-Laws may be altered, amended or repealed and new by-laws, consistent with the governing statute, may be adopted by the majority vote of the Board of Directors.